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                     Chase Manhattan Auto Owner Trust 1998-C
                         Statement to Certificateholders
                                December 15, 1999
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                                                       DISTRIBUTION IN DOLLARS
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               ORIGINAL            PRIOR                                                                                  CURRENT
                 FACE            PRINCIPAL                                                       REALIZED   DEFERRED     PRINCIPAL
  CLASS          VALUE            BALANCE         PRINCIPAL        INTEREST         TOTAL         LOSSES    INTEREST      BALANCE
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   A1       258,000,000.00              0.00             0.00            0.00             0.00     0.00       0.00              0.00
   A2       195,000,000.00              0.00             0.00            0.00             0.00     0.00       0.00              0.00
   A3       325,000,000.00    291,001,695.20    23,577,277.06    1,406,508.19    24,983,785.25     0.00       0.00    267,424,418.14
   A4       283,900,000.00    283,900,000.00             0.00    1,384,012.50     1,384,012.50     0.00       0.00    283,900,000.00
   B1        32,889,211.45     25,806,789.66       729,194.14      129,033.95       858,228.09     0.00       0.00     25,077,595.52
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 TOTALS   1,094,789,211.45    600,708,484.86    24,306,471.20    2,919,554.64    27,226,025.84     0.00       0.00    576,402,013.66
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                               FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                    PASS-THROUGH RATES
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                PRIOR                                                                CURRENT                               CURRENT
              PRINCIPAL                                                             PRINCIPAL                  CLASS      PASS-THRU
 CLASS          FACTOR           PRINCIPAL        INTEREST          TOTAL            FACTOR                                 RATE
------------------------------------------------------------------------------------------------               ---------------------
   A1           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000               A1         5.588000%
   A2           0.00000000       0.00000000      0.00000000       0.00000000          0.00000000               A2         5.747000%
   A3         895.38983138      72.54546788      4.32771751      76.87318538        822.84436351               A3         5.800000%
   A4       1,000.00000000       0.00000000      4.87500000       4.87500000      1,000.00000000               A4         5.850000%
   B1         784.65820621      22.17122600      3.92329108      26.09451708        762.48698021               B1         6.000000%
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 TOTALS       548.69784848      22.20196449      2.66677330      24.86873779        526.49588399
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           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Mark McDermott
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-7016
                         Email: mark.mcdermott@chase.com
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[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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                     Chase Manhattan Auto Owner Trust 1998-C
                                December 15, 1999
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                         STATEMENT TO CERTIFICATEHOLDERS

                                                     Due Period                                          18
                                                     Due Period Beginning Date                     11/01/99
                                                     Due Period End Date                           11/30/99
                                                     Determination Date                            12/10/99

Section 5.8(iii)  Servicing Fee                                                                  500,590.40
Section 5.8(iii)  Servicing Fee per $1000                                                        0.45724820

Section 5.8(iv)   Administration Fee                                                               1,000.00
Section 5.8(iv)   Administration Fee per $1000                                                   0.00091342

Section 5.8(vi)   Pool Balance at the end of the Collection Period                           576,402,013.66

Section 5.8(vii)  Repurchase Amounts for Repurchased Receivable
                  By Seller                                                                            0.00
                  By Servicer                                                                     49,300.52
                  TOTAL                                                                           49,300.52

Section 5.8(viii) Realized Net Losses for Collection Period                                      302,808.29

Section 5.8(ix)   Reserve Account Balance after Disbursement                                  17,292,060.41

Section 5.8(x)    Specified Reserve Account Balance                                           17,292,060.41

Section 5.8(xi)   Total Distribution Amount                                                   28,544,882.77
                  Servicing Fee                                                                  500,590.40
                  Administration Fee                                                               1,000.00
                  Noteholders Distribution Amount                                             26,367,797.75
                  Certficateholders Distribution Amount                                          858,228.09
                  Deposit to Reserve Account                                                     817,266.53



[Image]                  (Copyright) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION
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